Exhibit 10.2

THIS IS THE AMENDED AND RESTATED DEBENTURE WHICH HAS BEEN ISSUED PURSUANT TO AN AMENDMENT TO DEBENTURE AGREEMENT (THE "DEBENTURE AMENDMENT") DATED SEPTEMBER 29, 2004 BETWEEN HOLLYWOOD MEDIA CORP. AND PORTSIDE GROWTH & OPPORTUNITY FUND LTD.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS DEBENTURE. THIS DEBENTURE HAS AN ISSUE PRICE OF $955,491.36, AN AGGREGATE AMOUNT OF OID OF $44,508.64, AN ISSUE DATE OF MAY 22, 2002 AND A YIELD TO MATURITY OF 7.689%.

No. 2                                                             $1,000,000.00

                              HOLLYWOOD MEDIA CORP.

                6% SENIOR CONVERTIBLE DEBENTURE DUE MAY 22, 2006

                  THIS DEBENTURE (this "Debenture") is one of a duly authorized issue of Debentures of HOLLYWOOD MEDIA CORP., a corporation duly organized and existing under the laws of the State of Florida (the "Company"), designated as its 6% Senior Convertible Debentures Due May 22, 2005 (although this amended and restated Debenture has been amended such that it is due May 22, 2006, as provided herein), in an aggregate principal amount of up to Five Million, Seven Hundred Thousand U.S. Dollars (U.S. $5,700,000) (the "Debentures").

                  FOR VALUE RECEIVED, the Company promises to pay to Portside Growth & Opportunity Fund Ltd., the holder hereof, or its registered assigns (the "Holder"), the principal sum of One Million Dollars ($1,000,000.00) on May 22, 2006 (subject to extension as provided herein, the "Maturity Date") and to pay interest ("Interest Payments") on the Outstanding Principal Amount at the rate of 6% per annum which shall be cumulative, accrue daily from the date of issuance of this Debenture and be due and payable in arrears on the first day of each Quarterly Period commencing with the Quarterly Period immediately following the date of issuance of this Debenture (each, an "Interest Payment Date"). If the Maturity Date is not a Business Day, then the Maturity Date shall be deemed to be the Business Day immediately following such date. If an Interest Payment Date is not a Business Day, then the Interest Payment shall be due and payable on the Business Day immediately following such Interest Payment Date. Subject to the limitations in Sections 11 and 26, interest shall be payable by the issuance of shares of Common Stock ("Interest Shares") to the Holder or, at the option of the Company, in cash (the "Cash Interest Payment"); provided, however, that the Company may not make Cash Interest Payments and interest payments shall be payable in Interest Shares unless the Company provides written notice to each holder of Debentures at least five Business Days prior to the applicable Interest Payment Date that such Interest Payments shall be made in cash. Interest Shares shall be paid in a number of fully paid and nonassessable shares (rounded up or down to the nearest whole share) of Common Stock equal to the quotient of (1) the amount of the Interest Payment due on the applicable Interest Payment Date divided by (2) ninety-five percent (95%) of the arithmetic average of the Closing Sale Price of the Common Stock on the five consecutive Business Days ending on and including the third Business Day immediately preceding the applicable Interest Payment Date (the "Interest Share Conversion Rate"). Notwithstanding the foregoing, the Company shall be required to make a Cash Interest Payment on any Interest Payment Date if (a) any event constituting an Event of Default or an event that with the passage of time and without being cured would constitute an Event of Default, has occurred and is continuing on the Interest Payment Date or any date which is within 10 Business Days prior to the Interest Payment Date, unless otherwise consented to in writing by the holder of the Debenture entitled to receive such Interest Payment or (b) from and after the time that any Registration Statement (as defined in the Registration Rights Agreement, the "Registration Statement") is required to be effective, such Registration Statement is not then effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) on the Interest Payment Date or each date which is within 10 Business Days prior to the Interest Payment Date. Any accrued and unpaid interest which is not paid within five (5) Business Days of the Interest Payment Date on which such payment of interest was due shall bear interest at the rate of 14.0% per annum from such Interest Payment Date until the same is paid in full (or, if less, the maximum interest rate then permitted by applicable law) (the "Default Interest").

                  Interest Payments and payments of principal will be paid only to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register").

                  This Debenture is subject to the following additional provisions:

         1. Exchange. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different denominations, as requested by the Holder surrendering the same. No service charge will be charged to the Holder for such registration transfer or exchange.

         2. Transfers. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the United States only in compliance with the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is overdue, and the Company shall not be affected by notice to the contrary.

         3. Definitions. For purposes of this Debenture, the location of defined terms in this Debenture is set forth on the Index of Terms attached hereto and the following terms shall have the following meanings:

                  "Approved Stock Plan shall mean any employee benefit plan, stock incentive plan or other similar plan or arrangement which has been approved by the Board of Directors of the Company or any authorized committee thereof, pursuant to which the Company's securities may be issued to any employee, officer, consultant or director for services provided to the Company.

                  "Bloomberg" shall mean Bloomberg Financial Markets or any other similar financial reporting service as may be selected from time to time by the Company and the holders of not less than 60% of the then Outstanding Principal Amount of Debentures issued on the Original Issuance Date.

                  "Business Day" shall mean any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                  "Cash Transaction" means any Organic Change with a third party on an arm's length basis pursuant to which the holders of the Common Stock are to receive consideration consisting solely of cash.

                  "Closing Date" shall mean the first date on which Debentures are issued pursuant to the Securities Purchase Agreement.

                  "Closing Sale Price" shall mean, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of no less than 60% of the Outstanding Principal Amount of the Debentures issued on the Original Issuance Date then outstanding. If the Company and the holders of the Debentures are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 4(d)(iii) below. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                  "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

                  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6(a)(i) and 6(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Debentures or exercise of the Warrants.

                  "Conversion Failure" shall mean that for any reason the Holder has not received all of the shares of Common Stock to which the Holder is entitled prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Debenture.

                  "Conversion Price" shall mean as of any Conversion Date or other date of determination $3.46, subject to adjustment as provided in Section 6, Anti-dilution Adjustments to Conversion Price (which adjusted Conversion Price as of September 29, 2004, including adjustment thereto as provided in the Debenture Amendment, is $3.20).

                  "Convertible Securities" shall mean any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

                  "Default Conversion Price" means the lower of (a) the Conversion Price then in effect and (b) 95% of the lowest Closing Sale Price during the three (3) trading days ending on and including the Conversion Date or other date of determination.

                  "Issuance Date" shall mean, with respect to each Debenture, the date of issuance of the applicable Debenture.

                  "Maturity Conversion Price" means the arithmetic average of the Weighted Average Price of the Common Stock on each trading day during the Maturity Measuring Period; provided, however, that for each Price Failure Date during the Maturity Measuring Period, for purposes of calculating the Maturity Conversion Price, the Weighted Average Price of the Common Stock on such Price Failure Date shall be equal to $3.00 (subject to adjustment for stock splits, stock dividends, stock combinations and similar transactions).

                  "Maturity Date Conversion Conditions" means all of the following: (1) as of the date of the Maturity Date Election Notice, the Weighted Average Price is no less than $3.00 (subject to adjustment for stock splits, stock dividends, stock combinations and similar transactions), (2) the average daily volume of the Common Stock during the period commencing at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time, on the Principal Market for the 20 trading days prior to the date of the Maturity Date Election Notice is no less than 100,000, excluding in each calculation of average daily volume all block trades of 15,000 or more shares of the Common Stock, (3) the average daily volume of the Common Stock during the period commencing at 9:30 a.m., New York City time, and ending at 4:00 p.m., New York City time, on the Principal Market for the 60 trading days prior to the date of the Maturity Date Election Notice is no less than 100,000, excluding in each calculation of average daily volume all block trades of 15,000 or more shares of the Common Stock, (4) no event constituting an Event of Default or an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing on (i) the date of the Maturity Date Election Notice,

(ii) the Maturity Date or (iii) any date which is within 10 Business Days prior to the date of the Maturity Date Election Notice or the Maturity Date and (5) each Registration Statement that is required to be effective shall be effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) on (i) the date of the Maturity Date Election Notice, (ii) the Maturity Date and (iii) any date which is within 10 Business Days prior to the date of the Maturity Date Election Notice and the Maturity Date.

                  "Maturity Measuring Period" means the 40 trading days immediately preceding May 22, 2006.

                  "NASDAQ" shall mean The Nasdaq National Market, The Nasdaq Small Cap Market or the American Stock Exchange.

                  "NYSE" shall mean The New York Stock Exchange, Inc.

                  "Options" shall mean any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "Original Issuance Date" shall mean the first date on which any Debentures have been issued pursuant to the Securities Purchase Agreement.

                  "Outstanding Principal Amount" shall mean the principal sum outstanding from time to time under this Debenture.

                  "Person" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                  "Price Failure Date" means each trading day during the Maturity Measuring Period during which the Weighted Average Price of the Common Stock is less than $3.00 (subject to adjustment for stock splits, stock dividends, stock combinations and similar transactions).

                  "Principal Market" shall mean NASDAQ, or if the Common Stock is not traded on NASDAQ, then the principal securities exchange or trading market for the Common Stock.

                  "Quarterly Period" means each of the following periods: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30, the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

                  "Registration Rights Agreement" shall mean that certain registration rights agreement between the Company and the initial holders of the Debentures relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, as such agreement may be amended from time to time as provided in such agreement.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Purchase Agreement" shall mean that certain securities purchase agreement between the Company and the initial holders of the Debentures, as such agreement may be amended from time to time as provided in such agreement.

                  "Strategic Financing" shall mean the issuance of Common Stock or Options in connection with any acquisition by the Company, by whatever means, of any business, assets or technologies, or to any strategic investor, vendor, customer, lease or similar arrangement, the primary purpose of which is not to raise equity capital; provided that the aggregate number of shares of Common Stock which the Company may issue pursuant to this definition shall not exceed
(i) 25% of the total outstanding equity on the Closing Date in connection with any one or more related issuances to strategic investors, vendors, customers, lessors or similar parties or (ii) 40% of the total outstanding equity on the Closing Date in connection with all issuances to strategic investors, vendors, customers, lessors or similar parties (in each case, subject to adjustment for stock splits, stock dividends, stock combinations and similar transactions).

                  "Warrants" shall mean the warrants to purchase shares of Common Stock issued by the Company pursuant to the Securities Purchase Agreement.

                  "Weighted Average Price" shall mean, for any security as of any date, the dollar volume-weighted average price per share for such security on the Principal Market during the period beginning at 9:30 a.m., New York City Time, and ending at 4:00 p.m., New York City Time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price per share of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time, and ending at 4:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of no less than 60% of the Outstanding Principal Amount of the Debentures issued on the Original Issuance Date then outstanding. If the Company and the holders of the Debentures are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 4(d)(iii) with the term "Weighted Average Price" being substituted for the term "Closing Sale Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

         4. Conversion at the Option of the Holder. The Holder of this Debenture shall have the following conversion rights:

              (a) Holder's Right to Convert. Subject to Sections 11 and 26, at any time or times until 5:00 p.m., New York City Time, on the Business Day prior to the Maturity Date this Debenture is convertible, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 4(d) at the Conversion Rate (as defined below). The

Holder hereof may convert a portion of the Outstanding Principal Amount of this Debenture if such portion is an integral multiple of $1,000. If this Debenture remains outstanding on the Maturity Date, then this Debenture shall be redeemed or converted into shares of Common Stock by the Company in accordance with
Section 5(a). Notwithstanding anything herein to the contrary, concurrent with each delivery of Conversion Shares to a holder pursuant to this Debenture, the Company shall pay (in Interest Shares, only if all terms, conditions and requirements set forth in this Debenture concerning payment of interest in the form of Interest Shares are satisfied, or cash as determined by the Company) to such holder all accrued and unpaid interest on the Outstanding Principal Amount then being converted from the last date on which interest had been paid on such Outstanding Principal Amount through the Conversion Date.

              (b) Partial Conversion of Debenture. If this Debenture is converted in part, the remaining portion of this Debenture not so converted shall remain entitled to the conversion rights provided herein.

              (c) Conversion Price for Holder Converted Shares. The Outstanding Principal Amount of this Debenture that is converted into shares of Common Stock shall be convertible into the number of shares of Common Stock which results from application of the following formula:

                                        P

                                ----------------
                                Conversion Price

         P        =        Outstanding Principal Amount of this Debenture
                           submitted for conversion

                  The number of shares of Common Stock into which this Debenture hereto may be converted pursuant to the foregoing formula is hereafter referred to as the "Conversion Rate."

              (d) Mechanics of Conversion. The conversion of this Debenture shall be conducted in the following manner:

                  (i) Holder's Delivery Requirements. To convert this Debenture (in whole or in part) into full shares of Common Stock on any date, the Holder shall (A) transmit by facsimile (or otherwise physically deliver), for receipt on or prior to 5:00 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the Holder in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Company's designated transfer agent (the "Transfer Agent") and (B) surrender this Debenture to a common carrier for delivery to the Company as soon as practicable following such date.

                  (ii) Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall (A) as soon as practicable, but in any event within two (2) Business Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) then, on or before the second (2nd) Business Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (x) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (y) in the case of a public resale of such Conversion Shares in accordance with the provisions of the Irrevocable Transfer Agent Instructions, provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and, if required by DTC, the holder provides a customary representation letter to DTC, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the specified principal amount submitted for conversion is less than the then Outstanding Principal Amount of this Debenture, then the Company shall, as soon as practicable using reasonable best efforts, and in no event later than five Business Days after receipt of the Debenture (the "Debenture Delivery Date") and at its own expense, issue and deliver to the holder a new Debenture representing the Outstanding Principal Amount not converted. The effective date of conversion (the "Conversion Date") shall be deemed to be the date on which the Company receives by facsimile the Conversion Notice, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  (iii) Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price, the Conversion Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of the Holder's Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Closing Sale Price, the Conversion Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within two (2) Business Days submit via facsimile (A) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the holders of at least 60% of the Outstanding Principal Amount of the Debentures issued on the Original Issuance Date then outstanding or (B) the disputed determination of the Conversion Price or the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holders of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                  (iv) Company's Failure to Timely Convert.

                           (A) If (x) within five (5) Business Days after the
Company's receipt of the facsimile copy of a Conversion Notice the Company has failed to issue and deliver a certificate to a Holder or credit the Holder's designee's balance account with DTC, in accordance with Section 4(d) hereof for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of this Debenture or (y) within five (5) Business Days of the Company's receipt of this Debenture the Company has failed to issue and deliver a Debenture representing the principal amount of this Debenture not so converted, then in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Debenture Delivery Date that this Debenture is not delivered in an amount equal to 0.05% of the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Share Delivery Date and to which such holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Debenture to the holder on or prior to the Debenture Delivery Date, the number of shares of Common Stock issuable upon conversion of this Debenture as of the Debenture Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Debenture Delivery Date, in the case of failure to deliver a Debenture. The foregoing notwithstanding, the damages set forth in this Section 4(d)(iv) shall be stayed with respect to the number of shares of Common Stock for which there is a good faith dispute being resolved pursuant to Section 4(d)(iii), pending the resolution of such dispute.

                           (B) If for any reason a holder has not received all
of the shares of Common Stock to which such holder is entitled prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Debenture, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice; provided that the voiding of the Holder's Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 4(d)(iv)(A) or otherwise.

                  (e) No Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

         5. Redemption, Conversion and Defeasement.

               (a) Mandatory Redemption and Conversion at Maturity.

                  (i) If (A) this Debenture remains outstanding on the Maturity Date, (B) the Maturity Date Conversion Conditions shall have been satisfied or waived in writing by the Holder and (C) the Company shall have delivered to the Holder a Maturity Date Election Notice in the manner provided in Section 5(a)(ii), the Company shall convert, without the Holder being required to give a Conversion Notice (a "Maturity Date Mandatory Conversion"), the amount of the Outstanding Principal Amount of this Debenture designated for conversion in the Maturity Date Election Notice less any amount of the Outstanding Principal Amount that has been converted by the Holder pursuant to Section 4(a) between the date of delivery of the Maturity Date Election Notice and the date on which a Maturity Date Mandatory Conversion is effected, into the number of fully paid, validly issued and nonassessable shares of Common Stock, which results from application of the following formula:

                                        P
                               ------------------
                            Maturity Conversion Price

                  P    =    Outstanding Principal Amount of this Debenture
                            subject to the Maturity Date Mandatory Conversion

                  (ii) If the Company desires to effect a Maturity Date Mandatory Conversion, then on or prior to the date which is 60 trading days prior to the Maturity Date, the Company shall deliver written notice to the Holder (a "Maturity Date Election Notice"), which Maturity Date Election Notice shall state (x) the Outstanding Principal Amount of this Debenture the Company has elected to convert on the Maturity Date pursuant to a Maturity Date Mandatory Conversion, which amount shall not exceed fifty percent (50%) of the Outstanding Principal Amount of this Debenture on the date immediately preceding the delivery of the Maturity Date Election Notice and (y) the Outstanding Principal Amount of this Debenture the Company has elected to redeem on the Maturity Date pursuant to a Maturity Date Mandatory Redemption (as defined below). If the Company has elected more than one of the Maturity Date Mandatory Conversion and Maturity Date Mandatory Redemption with respect to the Maturity Date, then the Company shall redeem the Outstanding Principal Amount of this Debenture and/or convert the Outstanding Principal Amount of this Debenture pro rata from the Holders of Debentures then outstanding (based on the Outstanding Principal Amount of this Debenture on the Issuance Date relative to the total Outstanding Principal Amount issued to all Holders on the Issuance Date (such relative amount being referred to herein as each such Holder's "Maturity Allocation Percentage")). In the event that any initial Holder of this Debenture shall sell or otherwise transfer any portion of this Debenture, then the transferee shall be allocated a pro rata portion of such Holder's Maturity Date Allocation Percentage. If the Company fails to deliver to the Holder a Maturity Date Election Notice at least 60 trading days prior to the Maturity Date, then the Company shall be deemed to have elected a Maturity Date Mandatory Redemption for the entire Outstanding Principal Amount of this Debenture.

                  (iii) In the event there is a Maturity Date Mandatory Conversion and one or more Price Failure Dates occur during the Maturity Measuring Period, the Company shall (A) pay on the Maturity Date, in addition to the payment of the Maturity Date Redemption Price to be paid to the holder pursuant to Section 5(b), an amount equal to the product of (x) the quotient of the aggregate number of Price Failure Dates divided by 40 and (y) the Maturity Date Redemption Price that would have been paid if the Company had not elected a Maturity Date Mandatory Conversion with respect to the Outstanding Principal Amount of this Debenture subject to the Maturity Date Mandatory Conversion (the "Price Failure Payment"), and (B) shall reduce the number of shares of Common Stock deliverable on the Maturity Date by the product of (x) the quotient of the aggregate number of Price Failure Dates divided by 40 and (y) the number of shares of Common Stock otherwise deliverable on the Maturity Date pursuant to the Maturity Date Mandatory Conversion.

                  (iv) If the Company has elected a Maturity Date Mandatory Conversion, then the Outstanding Principal Amount of this Debenture subject thereto shall be converted at the Maturity Conversion Price as if the Holder had delivered a Conversion Notice with respect to such Outstanding Principal Amount on the Maturity Date. Promptly following the Maturity Date, the Holder shall surrender this Debenture to the Company. If the Company has elected a Maturity Date Mandatory Conversion and the Holder of this Debenture has not received all of the shares of Common Stock to which the Holder is entitled and/or the Company has failed to pay the Maturity Date Redemption Price and/or any portion of a Price Failure Payment in a timely manner as described above, then the Maturity Date shall be automatically extended until the date the Holder receives such shares of Common Stock and/or Maturity Date Redemption Price and/or Price Failure Payment, as applicable, and shall be further extended for as long as an Event of Default shall have occurred and be continuing or an event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default and during any such extended period, the Holder shall have the right to convert at any time and from time to time all or any portion of the Outstanding Principal Amount of this Debenture that is subject to a Maturity Date Mandatory Conversion into shares of Common Stock pursuant to Section 4 at the lower of (A) the Maturity Conversion Price and (B) the Default Conversion Price. Notwithstanding anything to the contrary in this
Section 5(a), the Holder may convert the Outstanding Principal Amount of this Debenture (including the Outstanding Principal Amount with respect to which the Company has elected a Maturity Date Mandatory Conversion or has elected a Maturity Date Mandatory Redemption), but subject to Section 11, into shares of Common Stock pursuant to Section 4 on or prior to the date immediately preceding the Maturity Date.

                  (v) In the event a Holder delivers a Conversion Notice to the Company after such Holder's receipt of a Maturity Date Election Notice and the Company has elected in such Maturity Date Election Notice both of the Maturity Date Mandatory Conversion and Maturity Date Mandatory Redemption, then the Outstanding Principal Amount covered by such Conversion Notice shall be deducted, first, from the Outstanding Principal Amount designated by the Company as being subject to a Maturity Date Mandatory Conversion in the Maturity Date Election Notice, and then from the Outstanding Principal Amount designated by the Company as being subject to a Maturity Date Mandatory Redemption in such Maturity Date Election Notice.

              (b) Mandatory Redemption at Maturity. If this Debenture remains outstanding on the Maturity Date, the Company shall redeem (a "Maturity Date Mandatory Redemption") the Outstanding Principal Amount of this Debenture that is not subject to a Maturity Date Mandatory Conversion for an amount in cash (the "Maturity Date Redemption Price") equal to the Outstanding Principal Amount of the Debenture not converted into shares of Common Stock pursuant to a Maturity Date Mandatory Conversion, or otherwise, plus accrued and unpaid interest thereon. The Maturity Date Redemption Price shall be paid on the Maturity Date to the Holder by wire transfer of immediately available funds to an account designated in writing by such Holder. Promptly following payment of the Maturity Date Redemption Price, the Holder shall surrender this Debenture to the Company.

              (c) Payment Failures If the Company fails to make any payment of a Maturity Date Redemption Price and/or fails to make any Price Failure Payment, then in addition to any remedy the Holder may have under this Debenture, the Securities Purchase Agreement and the Registration Rights Agreement, until the Maturity Date Redemption Price and/or Price Failure Payment, as applicable, is paid in full, (x) the Maturity Date Redemption Price and/or the amount of any Price Failure Payment, as applicable, payable in respect of such unpaid Maturity Date Redemption Price and/or unpaid Price Failure Payment shall bear interest at the rate of 1.5% per month, prorated for partial months, and (y) the Holder shall have the option to require the Company to convert any or all of the Outstanding Principal Amount of this Debenture subject to redemption and for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid and/or any amount of a Price Failure Payment (together with any interest thereon) that has not been paid, into a number of shares of Common Stock equal to the quotient of the Maturity Date Redemption Price (together with any interest thereon) and/or the Price Failure Payment (together with any interest thereon), as applicable, divided by the Default Conversion Price.

              (d) Trading Restrictions. On each trading day during the Maturity Measuring Period, the Holder shall not sell (including short sales) shares of Common Stock representing more than ten percent (10%) of the trading volume of the Common Stock on the Principal Market on such trading day.

              (e) [Intentionally Omitted].

         6. Anti-dilution Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 6:

              (a) Anti-dilution Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Closing Date and prior to the twelve (12) month anniversary of the Closing Date, the Company issues or sells, or in accordance with this Section 6(a) is deemed to have issued or sold, any shares of Common Stock (but excluding shares of Common Stock: (v) deemed to have been issued by the Company in connection with an Approved Stock Plan; (w) deemed to have been issued upon issuance of the Debentures or the Warrants, or issued upon conversion of the Debentures or exercise of the Warrants; (x) issued upon exercise of Options or Convertible Securities which are outstanding on the date immediately preceding the Closing Date, provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Closing Date, such Options or Convertible Securities are not amended after the date immediately preceding the Closing Date other than with respect to Options originally issued pursuant to an Approved Stock Plan and the purchase or exercise price provided for in any such Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any such Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock does not change at any time after the Original Issuance Date;
(y) issued to the public pursuant to an underwritten offering registered pursuant to the Securities Act (but in all events excluding offerings pursuant to "equity lines" or similar products); and (z) issued pursuant to a Strategic Financing ((v) through (z) collectively "Excluded Issuances")) for a consideration per share (the "New Securities Issuance Price") less than the Conversion Price in effect immediately prior to such time (each such sale or issuance, a "Dilutive Issuance"), then concurrent with such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Securities Issuance Price. If and whenever on or after the twelve (12) month anniversary of the Closing Date and prior to the Maturity Date, the Company issues or sells, or in accordance with this Section 6(a) is deemed to have issued or sold, any shares of Common Stock (but excluding shares of Common Stock issued or deemed to have been issued pursuant to any Excluded Issuance) in a Dilutive Issuance, then concurrent with such Dilutive Issuance, the Conversion Price then in effect shall be reduced to a price (rounded to the nearest cent) equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 6(a), the following shall be applicable:

                  (i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Conversion Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 6(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Conversion Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 6(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Debentures are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                  (iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, then solely for purposes of this Section 6, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of at least 60% of the Outstanding Principal Amount of the Debentures issued on the Original Issuance Date then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of at least 60% of the Outstanding Principal Amount of the Debentures issued on the Original Issuance Date then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                  (v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
(B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

              (b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

              (c) Holder's Right of Alternative Conversion Price Following Issuance of Convertible Securities. If the Company issues or sells any Options or Convertible Securities after the Closing Date that are convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price (each of the formulations for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder (the "Variable Notice") on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, but only for so long as such Convertible Securities or Options are outstanding, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of any Debentures held by it by designating in the Conversion Notice delivered upon conversion of such Debentures that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder's election to rely on a Variable Price for a particular conversion of Debentures shall not obligate the Holder to rely on a Variable Price for any future conversions of Debentures.

              (d) Other Events. If any event occurs of the type contemplated by the provisions of this Section 6 in a private transaction (the primary purpose of which is to raise equity capital) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features other than pursuant to an Excluded Issuance), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Debentures; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this
Section 6.

              (e) Notices.

                  (i) Promptly following any adjustment of the Conversion Price pursuant to this Section 6, the Company will give written notice thereof to the

Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 4(d)(iii).

                  (ii) The Company will give written notice to the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined in Section 7(a)), dissolution or liquidation, provided that the Company need not in any case provide such notice prior to the time such information is made known to the public.

                  (iii) The Company will also give written notice to the Holder at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that the Company need not in any case provide such notice prior to the time such information is made known to the public.

         7. Other Rights.

              (a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor, or, if applicable, the parent of the successor, resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement to deliver to each holder of Outstanding Principal Amount of the Debentures in exchange for such securities, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Debentures, and reasonably satisfactory to the holders of at least 60% of the Outstanding Principal Amount of the Debentures issued on the Original Issuance Date then outstanding; provided that the new security of the Acquiring Entity shall not be required to be of rank equal to the Debenture if the issuance of a security of such rank is not permitted by, or is inconsistent with, any agreement or instrument to which the Acquiring Entity is a party or any security of the Acquiring Entity that is outstanding, upon the consummation of the Organic Change. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision to insure that each of the holders of the Debentures will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Debentures such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Debentures as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Debentures).

              (b) Optional Redemption at Holder's Election Upon Change of Control. In addition to the rights of the holders of Debentures under this Debenture, the Securities Purchase Agreement and the Registration Rights Agreement, upon a Change of Control (as defined below) of the Company each holder of Debentures shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Debentures at a price equal to 100% of the Outstanding Principal Amount of such Debentures plus the product of (1) 1.75 and (2) the dollar amount of all Interest Payments scheduled to be paid following the consummation of the Change of Control and on or prior to the Maturity Date on the total Outstanding Principal Amount of the Debentures on the date of consummation of the Change of Control ("Change of Control Redemption Price"). No sooner than 20 Business Days nor later than 10 Business Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to each holder of Debentures. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least 10 Business Days prior to a Change of Control, at any time on or after the date which is 10 Business Days prior to a Change of Control) and ending on the date one (1) Business Day prior to such Change of Control, any holder of the Debentures then outstanding may require the Company to redeem all or a portion of the holder's Debentures then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the principal amount of the Debentures that such holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this
Section 7(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any holder of Debentures, the Company shall promptly, but in no event later than two (2) Business Days following such receipt, notify each holder of Debentures by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver to the holder of each Debenture who has delivered a Notice of Redemption upon Change of Control, the applicable Change of Control Redemption Price simultaneously with the consummation of the Change of Control provided that a holder's Debentures shall have been so delivered to the Company. For purposes of this Section 7(b), "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a tender or exchange offer made to and accepted by the holders of more than 50% of the aggregate voting power of the outstanding Common Stock.

              (c) Optional Redemption At the Company's Election Upon Cash Transaction. At any time or times on or after the date the Company publicly discloses a pending, proposed or intended Cash Transaction, the Company shall have the right, in its sole discretion, to require that all, but not less than all, of the Outstanding Principal Amount of this Debenture be redeemed ("Cash

Transaction Redemption Election") at a price equal to 100% of the Outstanding Principal Amount of this Debenture plus the product of (1) 1.75 and (2) the dollar amount of all Interest Payments scheduled to be paid following the consummation of the Cash Transaction and on or prior to the Maturity Date on the total Outstanding Principal Amount of the Debentures redeemed on the date of consummation of the Cash Transaction (the "Cash Transaction Redemption Price"). The Company shall exercise its right to make a Cash Transaction Redemption Election by providing each holder of Debentures written notice ("Notice of Cash Transaction Redemption") by facsimile or overnight courier, after the public disclosure of a proposed, pending or intended Cash Transaction and at least ten
(10) Business Days prior to the date of consummation of the Cash Transaction ("Cash Transaction Election Redemption Date"), which Cash Transaction Election Redemption Date shall be the date of the consummation of the Cash Transaction. The Notice of Cash Transaction Redemption shall indicate the anticipated Cash Transaction Election Redemption Date. If the Company has exercised its right of Cash Transaction Redemption Election then the Outstanding Principal Amount of the Debenture at the time of the consummation of the Cash Transaction shall be redeemed on the Cash Transaction Election Redemption Date by payment by or on behalf of the Company to each holder of Debentures of the applicable Cash Transaction Redemption Price concurrent with the closing of the Cash Transaction. All holders of Debentures shall thereupon, if the Cash Transaction Redemption Price has been paid, except as specifically set forth herein, in the Securities Purchase Agreement or in the Registration Rights Agreement, cease to have any rights with respect to the Debentures and within two (2) Business Day after the Cash Transaction Election Redemption Date, or such earlier date as the Company and holders of no less then 60% of the Outstanding Principal Amount of the Debentures issued on the Original Issuance Date mutually agree, shall surrender all Debentures to the Company.

              (d) Right to Convert on an Organic Change or Change of Control or Agreement of the Parties. In addition to the foregoing, following the announcement of any Change of Control or other Organic Change following which the Company is not the surviving entity or otherwise upon the mutual agreement of the Company and holders of at least 60% of the Outstanding Principal Amount of all Debentures issued on the Original Issuance Date, the Holder shall continue pursuant to Section 4(a) hereof to have the right to convert the Outstanding Principal Amount of this Debenture at the then prevailing Conversion Rate until the Debenture is redeemed or otherwise converted pursuant to this
Section 7.

         8. Reservation of Stock Issuable Upon Conversion. The Company shall, so long as any of the Debentures are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Debentures, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Debentures then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 120% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all of the Debentures (without regard to any limitations on conversion).

         9. [Intentionally Omitted].

         10. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of the Debentures set forth herein or the Holders thereof.

         11. Limitation on Beneficial Ownership. The Company shall not effect and shall have no obligation to effect any conversion of Debentures, and no holder of Debentures shall have the right to convert any Debentures, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of Debentures or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Debentures with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Debentures beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 11, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be,
(2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such notice, confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Debentures by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

         12. Obligations Absolute. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

         13. Waivers of Demand, Etc. The Company hereby expressly waives (to the extent permitted by applicable law) demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

         14. Replacement Debentures. In the event that any Holder notifies the Company that its Debenture(s) have been lost, stolen or destroyed, replacement Debenture(s) identical in all respects to the original Debenture(s) (except for registration number and Outstanding Principal Amount, if different than that shown on the original Debenture(s)) shall be issued by the Company to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debenture(s).

         14A. Payment of Expenses. The Company agrees to pay all reasonable expenses, including reasonable attorneys' fees, which may be incurred by the Holder in successfully enforcing the provisions of this Debenture and/or successfully collecting any amount due under this Debenture, the Securities Purchase Agreement, the Warrants or the Registration Rights Agreement.

         15. Defaults. The following shall constitute "Events of Default":

              (a) Any Event of Default under any other Debenture; or

              (b) The suspension from trading or failure of the Common Stock to be listed on NASDAQ or the NYSE for more than an aggregate of ten (10) trading days in any 365-day period; or

              (c) Any money judgment (including any arbitration award, but only if reduced to a judgment), writ or warrant of attachment, or similar process in excess of Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate, net of any applicable insurance coverage, shall be entered or filed against the Company, its subsidiaries or any of their properties or other assets and which shall remain unpaid, unvacated, unbonded and unstayed for a period of seventy-five (75) days; or

              (d) The Company shall default in the payment when due of (i) interest on this Debenture, and such default shall continue for thirty (30) calendar days after the due date thereof, or (ii) the Outstanding Principal Amount of this Debenture; or

              (e) Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Warrants or the Registration Rights Agreement shall be untrue in any material respect at the time made and such condition (to the extent capable of being cured) shall continue uncured for a period of ten (10) Business Days after notice from the Holder of such condition; and such breach of representations and warranties, singly or in the aggregate, would have a Material Adverse Effect or materially impair the ability of the Company to perform or satisfy its obligations to the Holder pursuant to the Transaction Documents; or

              (f) The Company shall fail to perform or observe in any material respect any material covenant or agreement in the Securities Purchase Agreement, the Warrants, the Registration Rights Agreement or this Debenture (as any of the foregoing may be amended), including, without limitation, the failure to honor any Conversion Notice and deliver shares pursuant thereto, and such failure shall continue uncured for a period of ten (10) Business Days after notice from the Holder of such failure; or

              (g) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

              (h) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

              (i) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

              (j) The Company shall fail to pay any debt for borrowed money or other similar obligation or liability ("Indebtedness") (excluding Indebtedness evidenced by the Debentures) of the Company, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), in an outstanding principal amount equal to or in excess of One Million Dollars ($1,000,000), singly or in the aggregate and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any such Indebtedness of the Company shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

              (k) [Intentionally Omitted];

              (l) [Intentionally Omitted];

              (m) Bankruptcy, reorganization, insolvency or liquidation proceedings or other similar proceedings, or relief under any bankruptcy law or any similar law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding.

Unless an Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), upon the occurrence of an Event of Default, and for so long as such Event of Default shall be continuing, at the option of and (except in the case of clause
(h) above) on notice by the Holder to the Company in writing and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any other instruments contained to the contrary notwithstanding to the extent permitted by applicable law, and the Holder may immediately, and without expiration of any further period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event this Debenture shall be redeemed at a redemption price equal to 100% of the Outstanding Principal Amount of the Debenture, plus accrued and unpaid interest on this Debenture. In addition to the foregoing, upon an Event of Default, the rate of interest on this Debenture, shall, to the maximum extent of the law, be permanently increased by two percent (2%) per annum (i.e., from 6% to 8% per annum) commencing on the first day of the thirty (30) day period (or part thereof) following the Event of Default; and, solely in the case of an Event of Default triggered by a Conversion Failure, an additional two percent (2%) per annum commencing on the first day of each of the second and third such thirty
(30) day periods (or part thereof); and an additional one percent (1%) on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until this Debenture has been duly converted or redeemed as herein provided; provided that in no event shall the rate of interest exceed the lower of 20% or the highest rate permitted by applicable law. The Company shall within one (1) Business Day notify each Holder of Debentures upon becoming aware of the occurrence of any Event of Default (whether or not waived by any other Holder of Debentures) or of any action taken by any Holder of Debentures with respect to the occurrence of any Event of Default.

         16. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         17. Entire Agreement. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

         18. Assignment, Etc. The Holder may, subject to compliance with the Securities Purchase Agreement and to applicable federal and state securities laws, transfer or assign this Debenture or any portion thereof and may pledge, encumber or transfer its rights or interest in and to this Debenture or any part hereof, provided, that such transfer or assignment of this Debenture does not result in more than ten (10) holders of the total Outstanding Principal Amount of all Debentures and any such part or portion of this Debenture constitutes at least 10% of the Outstanding Principal Amount or such lesser amount if such transfer involves the entire Outstanding Principal Amount then held by such transferor. Any such transfer or assignment shall only be effective upon the Company's receipt of written notice thereof. Each such assignee, transferee and pledgee shall have all of the rights of the Holder under this Debenture. The Company agrees that, subject to compliance with the Securities Purchase Agreement, after receipt by the Company of written notice of assignment from the Holder and the Holder's assignee, all principal, interest and other amounts which are then, and thereafter become, due under this Debenture shall be paid to such assignee, transferee or pledgee at the place of payment designated in such notice. This Debenture shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and registered assigns.

         19. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

         20. Notices. Unless otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Debenture must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one
(1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                                    Hollywood Media Corp.

                                    2255 Glades Road

                                    Suite 221-A

                                    Boca Raton, FL  33431

                                    Telephone:       (561) 998-8000

                                    Facsimile:       (561) 998-2974

                                    Attention: Chief Executive Officer



                           With a copy to:

                                    Hollywood Media Corp.

                                    2255 Glades Road

                                    Suite 221-A

                                    Boca Raton, FL  33431

                                    Telephone:       (561) 998-8000

                                    Facsimile:       (561) 998-2974

                                    Attention:       General Counsel


         If to a holder, to its address and facsimile number set forth on the Schedule of Buyers attached to the Securities Purchase Agreement, with copies to such holder's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

         21. Miscellaneous. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

         22. Choice of Law and Venue; Waiver of Jury Trial. THIS DEBENTURE SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Debenture shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed as provided in Section 20 (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Debenture.

         23. Rule 144. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Holder to sell the underlying stock of the Company issuable upon conversion or exercise of the Debentures and the Warrants to the public without registration, the Company agrees to use its reasonable best efforts to:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

              (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

              (c) furnish to any Holder, promptly upon request, a written statement by the Company (provided true at the time) that it has complied with the applicable reporting and filing requirements of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and copies of such other reports and documents (if any) so filed by the Company as may be reasonably requested to permit any such Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         24. [Intentionally Omitted].

         25. [Intentionally Omitted].

         26. Limitation on Number of Conversion Shares. The Company (1) shall not be obligated to issue Conversion Shares upon conversion of this Debenture and (2) shall not be permitted to issue Interest Shares (but instead shall make Cash Interest Payments) to the extent that the issuance of such shares of Common Stock would cause the Company to exceed that number of shares of Common Stock which the Company may issue under this Debenture (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount. Until such approval is obtained, the holder of this Debenture shall not be issued, upon conversion of this Debenture, Conversion Shares in an amount greater than the difference between (i) the product of (x) the Exchange Cap amount multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of Debentures issued to such Holder pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate principal amount of all the Debentures issued to all Debenture holders pursuant to the Securities Purchase Agreement and (ii) the sum of (A) the aggregate number of Interest Shares issued to the holder of this Debenture (and all predecessor holders) as of the date of such conversion plus
(B) the aggregate number of shares of Common Stock issued to the holder of this Debenture (and all predecessor holders) upon the exercise of any Warrants held by such holder (and all predecessor holders) as of the date of such conversion (such difference, the "Cap Allocation Amount"). If at any time when the Holder shall deliver a Conversion Notice pursuant to Section 4 hereof the Company shall be prohibited pursuant to the provisions of this Section 26 from issuing all or any portion of the Conversion Shares issuable pursuant to such Conversion Notice, then the Company shall pay in immediately available funds to the holder of this Debenture within two (2) Business Days of the date of delivery of such Conversion Notice, an amount in cash equal to the product of (X) the number of shares of Common Stock which could not be issued by virtue of the limitations contained in this Section 26 multiplied by (Y) the average of the Closing Sale Prices of the Common Stock on each of the five (5) trading days ending on the third trading day immediately preceding the date the date of delivery of such Conversion Notice. The Outstanding Principal Amount of this Debenture shall be reduced by an amount equal to the Outstanding Principal Amount of this Debenture designated in the Conversion Notice that could not be converted by virtue of the limitations set forth in this Section 26 and for which the Company has made payment pursuant to the immediately preceding sentence.

         27. Taxes.

              (a) The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof) and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Debentures; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the registered holder of this Debenture to be converted and such holder shall pay such amount, if any, to cover any applicable transfer or similar tax.

              (b) The Company shall be permitted to withhold from any amounts payable to a Debenture holder or a holder of Common Stock any taxes required by law to be withheld from such amount. If the Company shall be required to withhold or deduct any tax, levy or other governmental charge, excluding (A) net income taxes, franchise taxes, or taxes imposed on or measured by net income (or overall gross receipts, to the extent such tax is imposed in lieu of a tax on net income by a jurisdiction that does not impose any tax based on or measured by net income) on any Debenture holder by the jurisdiction in which such Debenture holder is organized or any other jurisdiction in which such Debenture holder would be subject to tax without regard to the transactions contemplated hereby and (B) U.S. Federal withholding taxes (unless such U.S. Federal withholding taxes would not be imposed but for a change in or amendment to the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations or any other administrative authority thereunder or any tax treaty or the release or promulgation of any judicial decision relating thereto, in each case, on or after the date such Debenture holder acquires a Debenture (each, a "Change in Law")) (all such non-excluded taxes, levies or other governmental charges, "Taxes") from any payment of interest, or any accrual of original issue discount, for U.S. Federal income tax purposes made hereunder or under any Debenture to or for the benefit of any Debenture holder, then (A) the amount payable shall be increased by the amount necessary so that after making all required deductions and withholdings (including deductions and withholdings with respect to additional amounts payable under this Section 27(b)) such Debenture holder shall receive an amount equal to the amount it would have received if no such deduction or withholding of Taxes had been required, (B) the Company shall make such deduction or withholding and (C) the Company shall pay the full amount deducted to the appropriate governmental authority in accordance with applicable law. If any Debenture holder is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (each a "Non-U.S. Debenture Holder"), it shall deliver to the Company two copies of either (A) U.S. Internal Revenue Service Form W-8BEN (claiming complete exemption from U.S. Federal withholding tax under an income tax treaty), or any successor form; (B) U.S. Internal Revenue Service Form W-8ECI (claiming complete exemption from U.S. Federal withholding tax because the income is effectively connected with a U.S. trade or business), or any successor form; (C) in the case of a Non-U.S. Debenture Holder claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, with respect to payments of "portfolio interest," U.S. Internal Revenue Service Form W-8BEN (certifying as to beneficial ownership), or any successor form, and a certificate in form and substance reasonably acceptable to the Company representing that such Non-U.S. Debenture Holder is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a "controlled foreign corporation" related to the Company (within the meaning of Section 864(d)(4) of the Code); or (D) other applicable form, certificate or document prescribed by the U.S. Internal Revenue Service certifying as to such Non-U.S. Debenture Holder's entitlement to a complete exemption from U.S. Federal withholding tax, as applicable, in all cases such forms and other documents being properly completed and duly executed by such Non-U.S. Debenture Holder claiming complete exemption from U.S. Federal withholding tax on payments of interest (or of original issue discount) for U.S. Federal income tax purposes by the Company under the Debentures. Each Debenture holder and each holder of common stock that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (each a "Non-U.S. Equity Holder") also shall deliver to the Company, to the extent legally able to do so, with respect to payments of dividends for U.S. Federal income tax purposes by the Company, if applicable, two copies of either
(A) U.S. Internal Revenue Service Form W-8BEN (claiming a reduction of U.S. Federal withholding tax under an applicable income tax treaty, if any), or any successor form, (B) U.S. Internal Revenue Service Form W-8ECI (claiming complete exemption from U.S. Federal withholding tax because the income is effectively connected with a U.S. trade or business), or any successor form, or (C) other applicable form, certificate or document prescribed by the U.S. Internal Revenue Service certifying as to such Non-U.S. Equity Holder's entitlement to an exemption from, or a reduction of, U.S. Federal withholding tax on payments of dividends for U.S. Federal income tax purposes by the Company, as applicable, in all cases such forms and other documents being properly completed and duly executed by such Non-U.S. Equity Holder. In addition, each Debenture holder and each holder of Common Stock that is not otherwise exempt from "back-up withholding" shall deliver to the Company two properly completed and duly executed copies of either (A) U.S. Internal Revenue Service Form W-8BEN, or any successor form, (B) U.S. Internal Revenue Service Form W-8ECI, or any successor form, (C) U.S. Internal Revenue Service Form W-9, or any successor form, or (D) other applicable form, certificate or document prescribed by the U.S. Internal Revenue Service, as applicable, in each case indicating that such Debenture holder or holder of Common Stock is not subject to "back-up withholding" for U.S. Federal income tax purposes. The forms and other documents required to be delivered pursuant to this Section 27(b) shall be delivered (A) on or prior to the Initial Closing Date and (B) from time to time thereafter if within ten (10) Business Days after receipt of a written request therefor by the Company. In addition, each Debenture holder and each holder of Common Stock shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered (or requested) form, document or certificate to the Company, including as a result in whole or in part from a Change in Law; provided, however, that the failure to provide such notice shall not affect any Debenture holder's right to any additional amounts hereunder.

              (c) Notwithstanding anything to the contrary in Section 27(b) above, the Company shall not be required to pay any additional amount to any Debenture holder pursuant to the preceding paragraph to the extent the Tax in respect of which such additional amount would otherwise be payable would not have been imposed but for the failure of such Debenture holder to comply with its obligations under such paragraph; provided, however, that the failure to provide the applicable form, document or certificate pursuant to the preceding paragraph as provided in the notice required by the preceding paragraph resulting in whole or in part from a Change in Law shall not affect such Debenture holder's right to any additional amounts hereunder.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

This Debenture Originally Issued as of May 22, 2002

This Amended and Restated Debenture has been executed on this 15th day of October, 2004.


                                       HOLLYWOOD MEDIA CORP.

                                       By: /s/ Mitchell Rubenstein
                                          -------------------------------------
                                          Name:   Mitchell Rubenstein
                                          Title:  Chief Executive Officer




ATTEST
/s/ Brian J. Walsh
------------------
Name:  Brian J. Walsh
Title:

                                    EXHIBIT I

                      (To be Executed by Registered Holder
                         in order to Convert Debenture)

                                CONVERSION NOTICE
                                       FOR
                6% SENIOR CONVERTIBLE DEBENTURE DUE MAY 22, 2006

                  The undersigned, as Holder of the 6% Senior Convertible Debenture Due May 22, 2006 of HOLLYWOOD MEDIA CORP. (the "Company"), No. _, in the outstanding principal amount of $_______ (the "Debenture"), hereby elects to convert $_______ of the outstanding principal amount of the Debenture into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company according to the conditions of the Debenture, as of the date written below.

         Date of Conversion:
                            ----------------------------------------------------

         Principal Amount of Debentures to be converted:
                                                        ------------------------
         Tax ID Number (If applicable):
                                        ----------------------------------------

Please confirm the following information:

         Conversion Price:
                          ------------------------------------------------------
         Number of shares of Common Stock to be issued:

         Is the Variable Price being relied on pursuant to Section 6(c) of
the Debenture?  (check one)  YES ____   No ____

         Please issue the Common Stock into which the Debentures are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

          Issue to:
                   -----------------------------------------------------

          --------------------------------------------------------------

          Address:
                   -----------------------------------------------------

          Telephone Number:
                   -----------------------------------------------------

          Facsimile Number:
                           ---------------------------------------------

          Authorization:
                        ------------------------------------------------

          By:
             -----------------------------------------------------------

          Title:
                --------------------------------------------------------

          Dated:
          Account Number (if electronic book entry transfer):___________

          Transaction Code Number (if electronic book entry transfer):_________



   [NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]